SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:  December 5, 1995

                         CARVER CORPORATION
      (Exact Name of Registrant as specified in its charter)

            WASHINGTON                      91-1043157
  (State of other jurisdiction           (I.R.S. Employer
of incorporation or organization)      Identification Number)

  20121 - 48th Avenue West, Lynnwood, WA        98036
 (Address of principal executive offices)    (Zip Code)

                          (206) 775-1202
      (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     On November 20, 1995, Phoenix Gold International, Inc. an Oregon corporation (the "Buyer") entered into an Asset Purchase Agreement (the "Agreement") with Carver Corporation, a Washington corporation (the "Registrant") pursuant to which the Buyer agreed to purchase certain of the assets used by the Registrant in its professional sound division (the "Division"). The Registrant designs, develops, manufactures and markets high-fidelity audio components targeted to the audio entertainment systems market and professional amplifiers principally for the professional audio market. While sales of professional sound products for the professional audio comprise approximately 30% of the Registrant's net revenues, the Division has no separate legal status or existence.

     On November 20, 1995 (the "Closing Date"), the sale was completed. The Buyer acquired on Closing Date substantially all of the assets of the Division excluding accounts receivable as outlined in the Asset Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference. The Registrant markets its professional products to musical instrument and professional audio retailers, touring sound companies, and sound contractors for commercial installations. In addition, Carver Corporation has contracts to supply professional products as an Original Equipment Manufacturer (OEM). Phoenix Gold International intends to continue such business and contracts.

     The purchase price for the assets (the "Purchase Price") was $2,023,000 which was paid to the Registrant in cash on closing less the sum of $350,000 (the "Deferred Purchase Price"). The Purchase Price included $380,000 for finished goods inventory.

     On the Closing Date, the Registrant entered into various agreements with the buyer including (a) a manufacturing agreement whereby the Registrant will provide certain finished products and raw material to the Buyer for a transitional period, (b) a noncompetitive agreement prohibiting Registrant from competing with the Division for five years, (c) agreements whereby Registrant granted to Buyer use of certain licensed technology and patents and (d) the use of the name "Carver Professional" by Phoenix Gold International for a period of five years.

     In the Agreement,the Registrant made various representations and warranties as to itself and the Division and has agreed to indemnify the Buyer against any damages arising from any misrepresentation, breach of warranty or nonfulfillment of any covenant or obligation on the part of the Registrant.

Item 7.  Financial Statements and Exhibits

   (a)  Financial Statements of Business Acquired

        Not Applicable

   (b)  Pro Forma Financial Information

     Pro forma financial information is not available, but will be filed on Form 8 as soon as practicable, but not later than 60 days after the due date of this report.

   (c)  Exhibits

   The following exhibits are being filed herewith:

   2.1  Asset Purchase Agreement dated as of November
        20, 1995.

   2.2 Amendment No. 1 to Asset Purchase Agreement dated as of November 20, 1995.

   2.3  License Agreement dated as of November 20, 1995.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                   CARVER CORPORATION

Dated:  December 5, 1995

                                   /s/ Sandra L. Jenkins
                                   Sandra L. Jenkins
                                   Vice President - Finance
                                   (Principal Financial and
                                     Accounting Officer)


                      EXHIBIT 2.1
                ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of November 20,
1995, is made and entered into by and between PHOENIX GOLD
INTERNATIONAL, INC., an Oregon corporation ("Purchaser"), and CARVER CORPORATION, a Washington corporation (the
"Company").

                          Background

     The Company, through its professional sound division
(the "Division"), designs, manufactures, markets and sells electronic amplifiers and other products for the professional market, including OEM customers. The Company desires to sell, and Purchaser desires to purchase, certain of the assets used by the Company in the Division on the terms and subject to the conditions set forth in this Agreement.

                           Agreement

     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           ARTICLE 1
        Sale of Assets, Liabilities Assumed and Closing

	1.1 Purchase and Sale of Assets. Purchaser agrees to purchase and pay for, and the Company agrees to sell, assign, transfer and convey to Purchaser on the Closing Date
(defined below), the following assets (collectively, the "Assets"):

		1.1.1 Books and Records. All of the business books and records (including, without limitation, financial records, warranty experience records, trade show booths and other advertising materials and product brochures), operating systems, instruction manuals, process manuals and other information relating to the design, manufacture, marketing and sale of the products sold by or through the Division that are identified on attached Exhibit A (collectively, the "Products") and for all other professional products sold by or through the Division since January 1990, including, without limitation, lists or other information with respect to current or prospective customers, product schematic designs and blueprints, dealer and vendor information and tooling information (collectively, the "Books and Records"); provided, however, that the Books and Records acquired by Purchaser shall not include any information licensed to the Company under that certain
License Agreement effective June 1, 1980 between the
Company and Carver Technology Development, Inc.

		1.1.2 Intellectual Property. The following intellectual property rights (collectively, the
"Intellectual Property"); provided, however, that the Intellectual Property acquired by Purchaser does not include any of the Company's rights under that certain
License Agreement effective June 1, 1980 between the
Company and Carver Technology Development, Inc.:

     (i)  Patents.  All of the Company's rights
under or with respect to United States Patent
Number 4,808,946 (dated February 28, 1989); and a perpetual, irrevocable, non-exclusive, paid-up license with respect to all other patents and patent rights owned by the Company that as of the Closing Date are used or useful in connection with the design, manufacture, marketing or sale of any of the Products (including, without limitation, United States Patent Number 5,396,194 (dated March
7, 1995)).
     (ii) Carver Professional Name. An exclusive, irrevocable, personal, non-transferable, paid-up license to use the name "Carver Professional" for five years following the Closing Date; provided, however, that such license shall be revocable (A) upon the failure of Purchaser to pay to the Company the Deferred Purchase Price (defined below) when due, subject to Purchaser's offset rights under this Agreement or the Manufacturing
Agreement (defined below), (B) upon a final judicial determination that Purchaser has used the name "Carver Professional" in a manner that materially disparages the tradename "Carver" or
(C) upon a final judicial determination that the products manufactured and sold by Phoenix Gold to which the name "Carver Professional" is affixed are not of substantially similar quality of design, materials and workmanship as the Products as manufactured and sold by the Company at the Closing Date.
     (iii) Settlement Agreement Rights. A non-exclusive assignment of the Company's rights under that certain Settlement Agreement dated as of December 8, 1994 among the Company, Robert W.
Carver and Diana R. Carver (the "Settlement
Agreement").
     (iv) Other Rights. An assignment of all of the Company's rights in all other assumed business names, trademarks and trademark rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing that are used as of the Closing Date in connection with the design, manufacture, marketing or sale of any of the Products, and a perpetual, nonexclusive, paid up license with respect to all of such rights in connection with the design, manufacture, marketing or sale of any of the Manufactured Products.

	1.1.3 Acquired Contracts. All of the Company's rights in the contracts, agreements and purchase orders identified on attached Exhibit B (collectively, the "Acquired Contracts").

	1.1.4 Finished Goods Inventory.  All of the
Company's inventory of finished Products existing at Closing. The purchase price to Purchaser for each component of such inventory is set forth on attached
Exhibit D.

	1.2 Liabilities Assumed. At Closing, Purchaser shall accept the assignment of and assume responsibility for the following liabilities and obligations (collectively, the "Liabilities"):

	1.2.1 Warranty Claims.  All warranty claims for
Products sold prior to the Closing Date in accordance with the terms of the Company's written warranty policies.

	1.2.2 Acquired Contracts. The Company's obligations under the Acquired Contracts with respect solely to events occurring following Closing.

Purchaser shall not assume, and does not by this Agreement assume, any liabilities of the Company except for the Liabilities. All other liabilities of any kind, including, without limitation, any product liability associated with the operation of the Division or the Company prior to Closing, any commissions or other amounts owed to dealers, distributors or sales representatives for actions, events or sales of products occurring prior to Closing, or for any other reason owed by the Company, are expressly retained by and shall remain the obligation of the Company.

	1.3 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed upon in writing by the parties hereto, take place in Lynnwood, Washington at the offices of the Company at 10:00 a.m., Pacific Time, on November 20, 1995 (the "Closing Date"). At the Closing, Purchaser shall pay a portion of the purchase price for the Assets. Simultaneously, the Company shall sell, assign, transfer and convey to Purchaser good and valid title in and to all of the Assets, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien") by delivering to Purchaser the assignments, licenses, bills of sale, opinions, certificates and other agreements, documents and instruments to be delivered under Article 8.

                           ARTICLE 2
                      Covenant Not to Compete

	2.1 Covenant. For a period of five years following Closing, the Company covenants and agrees that it will not, directly or indirectly: (a) as a shareholder, investor, consultant, partner or otherwise design, manufacture, market, distribute, sell or otherwise deal with (including, without limitation, use the tradename "Carver" or any derivative thereof in connection with) any products in competition with any business conducted by or through the Division as of Closing in any location throughout the world in which any of the Products or any of the Manufactured Products (defined in Section 8.9 below) were sold during any of the 12 months immediately preceding the Closing; (b) hire, or directly or indirectly assist anyone else to hire, any Employee (defined below); or (c) seek to persuade any Employee to discontinue employment with Purchaser, or seek to persuade any independent contractor, customer or supplier to discontinue such person's business relationship with Purchaser. "Employee" means any person who (i) was employed by the Company in or with respect to the Division at any time during the 12 months immediately preceding the Closing Date and (ii) who is hired by Purchaser within the 12 months immediately following Closing.

	2.2 Exclusions. Section 2.1 shall not apply in the following circumstances:

     2.2.1 The Company retains the right to sell its consumer products for custom installations that involve professional sound applications in the same manner and to the same extent as the Company is doing so as of the Closing Date.

     2.2.2 The Company retains the right to engage in ordinary course business operations with third parties solely with respect to products other than professional sound products, including, without limitation, the Products or the Manufactured Products, even though other divisions or subsidiaries of such third parties also design, manufacture, market, distribute, sell or otherwise deal in products that compete with the Products or the Manufactured Products.

     2.2.3 The Company may sell, following the 180th day after Closing, any of the work in process and raw materials not purchased by Purchaser pursuant to the option granted in Section 4.4 of the Manufacturing
Agreement (and including the right of the Company to purchase additional raw material to manufacture
Products and Manufactured Products so as to consume raw material owned by the Company at Closing).

	2.2.4 The Company may sell any of the Division's products that are in inventory as finished products or work in process as of Closing that are not Products or Manufactured Products (e.g., guitar amplifiers).

	2.3 Subsequent Modification. It is the intent of the parties that the restrictions contained in this Article 2 be reasonable in both duration and geographic scope. If any court of competent jurisdiction shall find the provisions of this Article 2 unreasonable, the restrictions contained in this Article 2 shall be reduced in duration or geographic scope, or both, to the extent necessary to be deemed reasonable by such court, and shall be enforceable as so modified.

                          ARTICLE 3
                       Purchase Price

	3.1 Determination and Allocation of Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be the sum of $______________. The Purchase Price shall be allocated among the Assets and the covenant not to compete contained in Article 2 by Purchaser and the Company pursuant to a memorandum to be signed by them at Closing. The parties shall report consistently with such allocations on all income tax returns and other tax statements (including, without limitation, filing of Form 8594 for the fiscal year in which Closing occurs) and in the course of any tax audit, tax review or tax litigation relating thereto.

	3.2 Payment of Purchase Price. The Purchase Price, less the sum of $350,000 (the "Deferred Purchase Price"), shall be paid by Purchaser on the Closing Date to the Company. The Deferred Purchase Price, subject to Purchaser's offset rights under this Agreement and the Manufacturing Agreement, shall be paid to the Company on the first anniversary of the Closing Date. The Deferred Purchase Price shall bear interest at the rate of 6.0% per annum from the Closing Date until paid.

	3.3 Fees, Taxes or Assessments. The Company shall be responsible for and shall pay all sales, use or other fees, taxes or assessments arising as a result of the sale of the Assets to Purchaser under this Agreement.

                       ARTICLE 4
                  Disclosure Schedules

	Prior to the execution of this Agreement, the Company has delivered to Purchaser the following schedules (each a "Disclosure Schedule") which accurately and completely set forth the following information regarding the Company, the Assets or the Products:

     (i) as Disclosure Schedule 1, a description of all existing notes, bonds, mortgages, security agreements, indentures, licenses, franchises, concessions, contracts, leases or other obligations, agreements or instruments of any kind, oral or written, (collectively, "Contracts") relating to the Division or by which any of the Assets or Products is bound;
     (ii) as Disclosure Schedule 2, a list of all judgments, decrees, orders, writs, licenses, permits, variances, exemptions, orders and approvals (collectively "Orders") of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any domestic or foreign state, county, city or other political subdivision (each a "Governmental Authority") material to the operations conducted by or through the Division or by which any of the Assets or Products is bound;
(iii)as Disclosure Schedule 3, a description of any actions, suits, arbitrations or proceedings pending or threatened against the Company involving the Division or any of the Assets or Products;
     (iv) as Disclosure Schedule 4, any exceptions to the representations and warranties contained in Article 5, specifying with particularity the representation or warranty to which each such exception applies.

     Each Disclosure Schedule, or a summary cover page thereto, shall be initialed for identification by an authorized officer of the Company and by an authorized officer of Purchaser.

                           ARTICLE 5
           Representations and Warranties of the Company

     The Company represents and warrants, except to the extent specifically otherwise indicated on Disclosure
Schedule 4, to Purchaser as follows:

	5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as and to the extent now conducted.

	5.2 Authority Relative to Agreement. The Company has full corporate power and authority to enter into this Agreement and each other assignment, instrument, document and agreement necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.

         Non-Contravention; Approvals and Consents.

		5.3.1  The execution and delivery of this
Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a material violation or breach of, constitute (with or without notice or lapse of time or both) a material default under, result in or give to any person, corporation, partnership, joint venture, limited liability corporation, association or other firm or entity (each a "Person") any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the Assets under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of the Company, (ii) any Contract to which the Company is a party or by which any of the Assets is bound or (iii) any material provision of any statute, law, rule, regulation or ordinance (collectively, "Laws") or any Orders of any Governmental Authority.

          5.3.2 No consent, approval or action of, filing with or notice to any Governmental Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority or any Contract to which the Company is a party or by which any of the Assets is bound, for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

     5.4 Financial Statements. The Company delivered to Purchaser prior to the execution of this Agreement true and complete copies of unaudited statements of revenues, costs of sales and operating expenses for the Division for the nine-month period ending September 30, 1995 and the 12-month periods ending December 31, 1994 and 1993, and unaudited statements of revenues, costs of sales and operating costs for the Products for the 12-month period ending September 30, 1995 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete in all material respects, were prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, fairly present the results of operations of the Division for the respective periods, and accurately reflect allocations of revenues and expenses to the Division. To the best of the Company's knowledge, the reserves established by the Company on the Financial Statements with respect to all risks, liabilities and contemplated future losses in connection with the Division are adequate.

     5.5  Absence of Material Changes.  Since September 30,
1995, there has not been:

          5.5.1 any material adverse change in the financial condition or in the operations of the Division from that reflected by the Financial Statements as of and for the nine months ended such date;

          5.5.2 any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, a material adverse effect on any of the Assets;
          5.5.3 any mortgage, pledge, lien or other encumbrance or security interest created on or with respect to any Asset;

          5.5.4 any rights transferred or granted under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights or with respect to any know-how used or useful in connection with the design, manufacture, marketing or sale of any of the Products or any of the Intellectual Property;

          5.5.5 any loss of supplier or suppliers or customer or customers, including, without limitation, dealers or distributors, which has had, or could reasonably be expected to have, a material adverse effect on the Division; or

          5.5.6 any other event or condition of any character has had, or could reasonably be expected to have, a material adverse effect on the Division or any of the Assets, or any Acquired Contract or commitment obligating the Company or any other Person to do any of the things set forth in this Section 5.5.

     5.6 Tax Matters. The Company has filed all tax returns and reports required to be filed in any jurisdiction as a result of the Company's operations, and has paid all taxes, interest, penalties, assessments or deficiencies due and payable with respect to such returns, and all other taxes and assessments payable by the Company, to the extent the same have become due and payable and before they have become delinquent. All such returns and reports are accurate and complete in all material respects. The Company has made withholding of such taxes (and transmittals of the same) as may be required to be made under all applicable tax laws and regulations. The Company has no knowledge of any proposed tax assessment against or with respect to any of the Assets.

     5.7 Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company threatened, against the Company or any of the Assets or Products, and no pending or threatened actions, suits, arbitrations or proceedings involving any of the Assets or Products in which the Company is or would be the plaintiff. There are no Governmental Authority investigations or audits pending or, to the knowledge of the Company threatened, against, relating to or affecting any of the Assets or Products. To the knowledge of the Company, there are no facts or circumstances that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit.

     5.8  Acquired Contracts.

          5.8.1 All Acquired Contracts are in good standing, valid and effective.

          5.8.2 Neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under any Acquired Contract.

          5.8.3 All Acquired Contracts have been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, by each other party thereto, and are the legal, valid and binding obligation of the Company and, to the knowledge of the Company, of each other party thereto, enforceable against the Company and each other party thereto in accordance with their respective terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.

     5.9 Intellectual Property Rights. The Intellectual Property comprises all of the intellectual property rights necessary or required in connection with the design, manufacture, marketing or sale of the Products. To the knowledge of the Company, the design, manufacture, marketing or sale of the Products does not infringe any intellectual property of any third party. The Company has all right, title and interest in, or a valid, binding and assignable license to use, all of the Intellectual Property. The Company is not in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, and to the knowledge of the Company such Intellectual Property is not being infringed by any third party.

     5.10 Disclosure. This Agreement and each Disclosure Schedule, certificate, financial statement and all other written information delivered to Purchaser by the Company (including, without limitation, costed bills of materials relating to Products and warranty claims experience relating to Products), or to be delivered by the Company at Closing, are true, correct and complete and do not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     5.11 Products Warranties and Claims.  All Products and
Manufactured Products sold by the Company prior to the Closing Date complied, and all Products and Manufactured
Products held for sale by the Company at Closing will comply, in all material respects with all warranties applicable thereto and with all requirements of any applicable agreements of sale as to such Products and Manufactured Products. The Company has previously provided
Purchaser a true, correct and complete history of warranty claims and costs relating to the Products and the Manufactured Products for the period beginning August 1, 1994 and ending September 30, 1995 (the "Prior History
Period"). The Company has previously provided Purchaser a true, correct and complete identification, by serial number and date of sale, of all Products and Manufactured Products that were sold during the Prior History Period and that remain within the Company's applicable warranty coverage periods at September 30, 1995.

     5.12 CE Certification.  Exhibit C identifies the
European electromagnetic and safety certifications obtained by the Company with respect to each model of Product and Manufactured Product. The Company makes no representation or warranty that such certifications are transferable to Purchaser.

     5.13 Customer and Vendor Relations.

          5.13.1 The Company has not been notified that any customer, including, without limitation, dealers and distributors, of the Division intends to cease doing business with the Company or significantly reduce the amount of business done with the Company, and the Company has no knowledge of any information, circumstances or facts that could reasonably be expected to give rise to such cessation or reduction. The Company is not a party to any Contract with any dealer, distributor or sales representative that cannot be terminated without penalty upon 30 days notice.

          5.13.2 The Company has not been notified that any vendor to the Division intends to cease doing business with the Company, significantly alter the terms on which such vendor does business with the Company or increase the prices of the materials or services provided by such vendor to the Company, and the Company has no knowledge of any information, circumstances or facts that could reasonably be expected to give rise to such cessation, reduction or increase, other than changes imposed by vendors from time to time in the ordinary course of business.

     5.14 Plans, Blueprints and Designs. All manufacturing and engineering drawings, plans, blueprints, schematic and other designs, trade secrets, processes, formulae, process sheets, parts lists and other tangible data comprising the Books and Records are owned by the Company, are in reproducible form and are of such quality that competent personnel can produce, manufacture, assemble and repair the Products in such a manner that they meet applicable specifications.

     5.15 Finished Goods Inventory. All finished Products comprising part of the Assets are in good condition, function in accordance with their design specifications and are not obsolete or used, and, unless identified as "B" stock on Exhibit D, are not "B" stock or trade show samples.

                         ARTICLE 6
          Representations and Warranties of Purchaser

	Purchaser represents and warrants to the Company as follows:

	6.1 Organization and Good Standing. Purchaser is a corporation duly organized and validly existing under the laws of the state of Oregon, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as and to the extent now conducted.

	6.2 Authority Relative to Agreement. Purchaser has full corporate power and authority to enter into this Agreement and each other instrument, document and agreement necessary to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.

	6.3 Effect of Agreement. The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a material violation or breach of, constitute (with or without notice or lapse of time or both) a material default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the material assets or properties of Purchaser under, any of the terms, conditions or provisions of (a) Purchaser's Articles of Incorporation or Bylaws, (b) any material Contract to which Purchaser is a party or (c) any material provision of any applicable Laws or Orders of any Governmental Authority.

	6.4 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental
Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority or any Contract to which Purchaser is a party for the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby.

                           ARTICLE 7
                Covenants and Other Agreements

     7.1 Access to Information. During the period between the execution of this Agreement and the fifth anniversary of the Closing Date, the Company shall maintain, and shall give Purchaser and its authorized representatives, upon reasonable notice and during normal business hours, full access to, all books, records, Contracts, documents, and leases of the Company relating to the Products, any of the Assets and any products sold by or through the Division prior to Closing, which the Company maintains in the normal course of its business (the "Information"), and shall furnish or cause to be furnished to Purchaser and its authorized representatives all Information in the form or format customarily maintained by the Company with respect to the Products, the Assets or such other products as Purchaser or its authorized representatives may reasonably request.
At its election, the Company may deliver all Information to Purchaser as full satisfaction of its obligations under this Section.

     7.2 Preservation of Assets. During the period between the execution of this Agreement and the Closing Date, the Company shall:

	7.2.1 operate the Division in, and engage in no transaction out of, the ordinary course of business consistent with past practices and use its best efforts to conduct the Division in a reasonable and prudent manner in accordance with past practices;

	7.2.2 enter into no Contract or transaction affecting any of the Assets or Products which extends beyond the Closing
Date except as approved in writing by Purchaser or except the sale of Products in the normal course of business;

     7.2.3 use commercially reasonable efforts to preserve the existing relations with all of the Division's suppliers and customers, including, without limitation, dealers and distributors;

     7.2.4 not sell, assign or otherwise dispose of or otherwise cause to be removed from the Company's premises any of the Assets;

     7.2.5 take all necessary corporate and other action and use commercially reasonable efforts to obtain all consents and approvals required to enable the transactions contemplated by this Agreement to be consummated;

     7.2.6 notify Purchaser in writing in the event that prior to the Closing Date there is any material adverse change in the Assets, or if any material litigation, proceeding or investigation is instituted or threatened affecting any of the Products or Assets; and

     7.2.7 not take any action or fail to take any action that would result in a breach or default of any representation or warranty made by the Company in this Agreement.

     7.3 Employment Matters. Purchaser shall have no obligation to employ any of the Company's current employees, but may upon reasonable notice to the Company interview such employees for the possibility of employment with Purchaser following Closing. Purchaser shall not, for a period of two years after Closing, solicit to employ any of the current officers or employees of the Company with whom Purchaser has had contact or who was specifically identified to Purchaser by the Company prior to Closing, so long as they are employed by the Company, without obtaining the prior written consent of the Company.

     7.4  No Solicitations.

	7.4.1 The Company shall not, nor shall the Company authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of the Company to, directly or indirectly, initiate,solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (defined below), by any Person or group of Persons (a "Potential Acquiror").

The Company shall promptly inform Purchaser orally and in writing of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction that it receives and the identity of the Potential Acquiror. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Acquisition Transaction. This Section shall survive for 180 days following termination of this Agreement;
provided, however, that if this Agreement is terminated by the Company for any failure by Purchaser to satisfy any of the conditions to Closing in Article 9 that are within Purchaser's control, this Section shall terminate upon such termination of this Agreement.

     7.4.2 The Company shall pay to Purchaser the sum of $500,000 in immediately available funds at the closing of any Acquisition Transaction made in violation of the covenant set forth in Section 7.4.1. The parties agree that such sum represents liquidated damages that would be suffered by Purchaser in such event, which damages are incapable of calculation, and is not a penalty or forfeiture.

     7.4.3 For purposes of this Agreement, "Acquisition Transaction" means any acquisition in any manner of all or a substantial portion of the Assets, whether for cash, securities or any other consideration or any combination thereof other than pursuant to the transactions contemplated by this Agreement.

     7.4.4 Nothing contained in this Agreement shall limit or preclude the Company or any Representative from directly or indirectly initiating, soliciting, encouraging, or participating in any negotiations regarding, furnish confidential information in connection with, endorsing or otherwise cooperating with, assisting, participating in or facilitating the making of any proposal or offer for, or which may reasonably be expected to lead to, a Transaction
(defined below) by any third party. As used in this Agreement, the term "Transaction" means any acquisition in any manner of all or substantially all of the assets of the Company or its outstanding Common Stock, whether for cash, securities or other consideration or any combination thereof; provided, however, that the consummation of the Transaction shall not limit or prevent the performance by the Company of its obligations under this Agreement.

     7.5 Notice and Cure. Purchaser and the Company shall notify the other in writing of, and contemporaneously shall provide the other with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser and the Company shall also notify the other in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Purchaser or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained in this Agreement.

	7.6 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, Purchaser and the Company shall take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and consummate and make effective the transactions contemplated by this Agreement. Neither Purchaser nor the Company will take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

	7.7 Fulfillment of Warranty Obligations. After Closing, the Company shall fulfill all obligations as they come due pursuant to warranty obligations, with respect to products sold by or through the Division prior to Closing, that are not assumed by Purchaser pursuant to Section 1.2.1.

	7.8 Payment of Commissions. The Company will pay when due all commissions and other amounts owed to its dealers, distributors and independent sales representatives with respect to actions, events or sales of products made prior to Closing.

	7.9 Collection of Accounts Receivable. Purchaser will take no action to impede the Company's collection of accounts receivable of the Division relating to events, actions or sales occurring prior to Closing. Purchaser will cooperate with the Company regarding the Company's collection of such accounts receivable, but will have no obligation to take any action or refrain from taking any action regarding such collection, including, without limitation, refusing to grant credit to persons owing the Company funds under such accounts receivable.

	7.10 Confidential Information. Purchaser agrees that it will continue to be bound by the provisions of that certain letter agreement dated May 12, 1995 regarding confidential information of the Company; provided, however, that following Closing Purchaser shall have no obligations under such letter agreement with respect to any information comprising part of the Assets.

	7.11 Exclusive Distributor. Purchaser, at its election, shall have the right to act as the Company's exclusive distributor of Products between the date this Agreement is executed and Closing. The price to be paid by Purchaser as distributor for any Products in the Company's inventory as of the date of this Agreement shall be as set forth on Exhibit D. The price to be paid by Purchaser as distributor for any other Products shall be established by the mutual agreement of Purchaser and the Company, but shall in no case exceed the Company's lowest price offered to any other party.

                          ARTICLE 8
       Conditions Precedent to Purchaser's Obligations

	Each obligation of Purchaser to be performed on the Closing Date or thereafter, as the case may be, shall be subject to the satisfaction prior thereto of the following conditions precedent, any of which may be waived by
Purchaser:

	8.1 Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date and executed on behalf of the Company by its President, to such effect.

     8.2 Compliance with Terms and Conditions. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Company on or before Closing shall have been complied with and performed in all material respects, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date and executed on behalf of the Company by its President, to such effect.

	8.3 No Material Adverse Change. There shall not have been any loss or destruction of any material Asset.

	8.4 No Litigation. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and which (a) has the effect of making illegal or otherwise restricting, preventing or prohibiting purchase of the Assets or (b) which could be reasonably expected to result in a material diminution of the benefits of the purchase of the Assets to Purchaser; and there shall not be pending or threatened on the Closing Date any investigation, suit, action or other proceeding before or by any court or other Governmental Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law.

		Approval of Documentation. The form and substance of all certificates, instruments of conveyance, assignments and other documents to be delivered to Purchaser hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

	8.6 Opinion of Counsel for the Company. Purchaser shall have received on the Closing Date a written opinion, from counsel and in form reasonably satisfactory to Purchaser, addressed to it with respect to the following matters:
     (a) The Company is a corporation duly organized validly existing and in good standing under the laws of the state of Washington, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as and to the extent now conducted.
     (b) The Company has full corporate power and authority to enter into this Agreement and each other assignment, instrument, document and agreement necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.
     (c) (i) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the Assets under, any of the terms, conditions or provisions of (x) the Articles of Incorporation or Bylaws of the Company, (y) any Contract known to such counsel to which the Company is a party or by which any of the Assets is bound or (z) any Law or any Orders of any governmental Authority.
     (ii) No consent, approval or action of, filing with or notice to any Governmental Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority or any Contract known to such counsel to which the Company is a party or by which any of the Assets is bound, for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.
     (d) There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of such counsel threatened, against the Company or any of the Assets or Products, and no pending or threatened actions, suits, arbitrations or proceedings involving the any of the Assets or Products in which the Company is or would be the plaintiff. There are no Governmental Authority investigations or audits pending or, to the knowledge of such counsel threatened, against, relating to or affecting any of the Assets or Products.
     (e) All Acquired Contracts have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.

	8.7 Bill of Sale and Assignments. The Company shall have duly authorized, executed and delivered to Purchaser a Bill of Sale and such other assignments, licenses and instruments of conveyance in form and substance reasonably acceptable to Purchaser and its counsel as may be reasonably required by Purchaser.

	8.8 Review of Business and Legal Matters. Purchaser and its advisors shall have completed their reviews in form and scope satisfactory to Purchaser of the Assets and the Products.

	8.9 Manufacturing Agreement. The Company shall have executed and delivered to Purchaser a Manufacturing
Agreement in form and with such terms as are reasonably satisfactory to Purchaser with respect to the Products and the professional sound products identified on attached
Exhibit E (the "Manufactured Products").

	8.10 Tax Clearance Certificate. The Company shall have provided to Purchaser certification in form reasonably satisfactory to Purchaser from the appropriate authorities of the state of Washington that no Washington state taxes are then due and payable by the Company.

	8.11 Noninfringement Opinion. Purchaser shall have received the opinion of its patent counsel, in form and substance acceptable to Purchaser, that the design, manufacture, marketing or sale by Purchaser of certain
Products would not infringe certain U.S. patents.

	8.12 License Agreement. The Company shall have duly authorized, executed and delivered to Purchaser a License
Agreement in the form attached as Exhibit F.

                            ARTICLE 9
         Conditions Precedent to the Company's Obligations

	Each obligation of the Company to be performed on the Closing Date or thereafter, as the case may be, shall be subject to the satisfaction prior thereto of the following conditions precedent, any of which may be waived by the
Company:

     9.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of the Company by its Executive Vice President, to such effect.

     9.2 Compliance with Terms and Conditions. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Purchaser on or before Closing shall have been complied with and performed in all material respects, and Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of the Company by its Executive Vice President, to such effect.

	9.3 No Litigation. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making illegal or otherwise restricting, preventing or prohibiting sale of the Assets; and there shall not be pending or threatened on the Closing Date any investigation, suit, action or other proceeding before or by any court or other Governmental Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law.

	9.4 Receipt of Purchase Price. The Company shall have received that portion of the Purchase Price specified to be paid at Closing in Section 3.2.

	9.5 Opinion of Counsel for Purchaser. The Company shall have received on the Closing Date a written opinion from Tonkon, Torp, Galen, Marmaduke & Booth in form reasonably satisfactory to the Company and addressed to it with respect to the following matters:

     (a) Purchaser is a corporation duly organized and validly existing under the laws of the state of Oregon, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as and to the extent now conducted.
     (b) Purchaser has full corporate power and authority to enter into this Agreement and each other assignment, instrument, document and agreement necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally or to general equitable principles.
     (c) (i) The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, (x) the Articles of Incorporation or Bylaws of Purchaser, (y) any material Contract known to such counsel to which Purchaser is a party or (z) any material provision of any applicable Law or Order of any Governmental Authority.
     (ii) No consent, approval or action of, filing with or notice to any Governmental Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Authority or any Contract known to such counsel to which Purchaser is a party for the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation of the transactions by Purchaser contemplated hereby.

	9.6 Manufacturing Agreement. Purchaser shall have executed and delivered to the Company the Manufacturing
Agreement.

	9.7 License Agreement. Purchaser shall have duly authorized, executed and delivered to the Company a License
Agreement in the form attached as Exhibit F.

                        ARTICLE 10
              Indemnification by the Company

     10.1 Company Indemnification Liability. The Company, subject to the limitation on damages hereinafter provided, shall indemnify and hold Purchaser and its directors, officers, employees and agents (collectively, the "Indemnified Parties") harmless from and against any Damages (defined below), whether claims are made before or after the Closing Date, arising or resulting from (a) any misrepresentation, breach of warranty or nonfulfillment of any covenant or obligation on the part of the Company under this Agreement, (b) any liability of the Company other than the Assumed Liabilities or (c) any claim that the design, manufacture, marketing or sale of the Products infringe any or all of U.S. Patent Nos. 4,218,660, 4,484,150 or
4,586,002.

     10.2 Damages Defined.  For purposes of this Agreement
"Damages" means all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees) incurred in connection with any action, suit, proceeding, demand, assessment or judgment incident to any matters indemnified against in this Article 10 or Article 11 and in any appeal therefrom.

     10.3 Claims Procedure.

          10.3.1 If any Indemnified Party shall incur any Damages or determine that as a result of any claim it is likely to incur any Damages and shall consider that it is entitled to be indemnified against such Damages, such Indemnified Party shall deliver to the Company a written notice which shall specify in reasonable detail each individual item of Damage, the date such item was paid or properly accrued, the basis for any anticipated liability, the nature of the misrepresentation, breach of warranty or breach of covenant to which such item is related (if applicable) and, if then determinable, the computation of the amount of the indemnification claim hereunder.

          10.3.2 If the notice states that a claim has been made by a third party, the Company shall be eligible to participate in (and at the request of the Indemnified Party shall assume) the defense of such claim. The Company shall not be liable to indemnify for any settlement of any such claim the defense of which has been so assumed by the Company if the settlement is effected by the Indemnified Party without the prior written consent of the Company, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Any defense of a claim assumed by the Company shall be conducted by counsel of good standing reasonably satisfactory to the Indemnified Party, and at the expense of the Company, except that if any proceeding involves both claims against which indemnity is granted hereunder and other claims for which indemnification is not granted hereunder, the expenses of defending against such claims shall be borne in proportion to the respective dollar amounts of such claims, excluding any punitive damages in determining such proportion. Purchaser agrees to render to the Company, at the Company's expense, such assistance as may reasonably be requested to insure the proper and adequate defense of any such claim. The Indemnified Party may be a participant in the defense of any claim at its own expense.

          10.3.3 In case the Company shall object to the indemnification in respect of any claim or claims specified in the notice from an Indemnified Party, the Company shall, within 30 days after receipt of the notice, deliver to the Indemnified Party a written notice to such effect, which notice shall specify with respect to each individual item of Damage claimed under Section 10.2.1 the amount, if any, that the Company admits the Indemnified Party is entitled to indemnification. The Company and the Indemnified Party shall, within such 30-day period beginning on the date of receipt of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Company shall have so objected. If agreement can be reached on their respective rights with respect to such claims, they shall promptly prepare and sign a memorandum setting forth such agreement.

          10.3.4 Claims for indemnity to which the Company does not object in writing within 30 days after receipt of an Indemnified Party's notice, those parts of a claim which are not disputed by the Company, and claims covered by a memorandum of agreement of the nature described in the last sentence of subsection 10.2.3 shall constitute Agreed Claims. Agreed Claims shall bear interest at the rate of 10 percent per annum from the date such claim is determined to be an Agreed Claim until paid. Purchaser reserves the right to offset any Agreed Claim or any other amount determined by a final order of any court to be due to Purchaser hereunder dollar for dollar against any amounts payable to the Company. This remedy shall not be exclusive of any other rights Purchaser may have against the Company at law or in equity. No waiver of Purchaser's right to pursue a claim for indemnification hereunder shall be inferred by reason of the failure of the parties to agree that the claim constitutes an Agreed Claim.

     10.4 Survival of Representations, Warranties and Covenants. The representations and warranties made by the Company in this Agreement shall survive Closing and shall expire on the third anniversary of the Closing Date. The covenants made by the Company in this Agreement shall survive Closing and expire in accordance with their terms. No claim for indemnity may be made with respect to any expired representation or warranty; provided, that any representation or warranty the subject of a claim made prior to such expiration shall continue in full force and effect until the resolution of such claim.

     10.5 Limitation on Damages. No claim for indemnity shall be made against the Company unless and until the aggregate of all Damages for which indemnity is sought by the Indemnified Parties exceeds $25,000 and then such indemnity shall apply to the first dollar of Damages.

                            ARTICLE 11
                    Purchaser's Indemnification

     11.1 Purchaser's Indemnification Liability. Except to the extent otherwise specifically provided in this Agreement, Purchaser shall indemnify and hold the Company and its directors, officers, employees and agents harmless from and against any and all Damages arising out of or related to any misrepresentation, breach of warranty or nonfulfillment of any covenant or obligation on the part of Purchaser under this Agreement.

     11.2 Survival of Representations, Warranties and Covenants. The representations and warranties made by Purchaser in this Agreement shall survive Closing and shall expire on the third anniversary of the Closing Date. The covenants made by Purchaser in this Agreement shall survive Closing and expire in accordance with their terms. No claim for indemnity may be made with respect to any expired representation or warranty; provided, that any representation or warranty the subject of a claim made prior to such expiration shall continue in full force and effect until the resolution of such claim.

     11.3 Limitation on Damages. No claim for indemnity shall be made against Purchaser unless and until the aggregate of all Damages for which indemnity is sought from the Company exceeds $25,000 and then such indemnity shall apply to the first dollar of Damages.

     11.4 Claims Procedure. The claims procedures in Section
10.3 shall apply to claims for indemnification made under this Article 11, with appropriate changes to reflect the different parties involved.

                           ARTICLE 12
                           Termination

     12.1 Termination.  This Agreement may be terminated
only by mutual consent of the Company and Purchaser at any
time, and by either Purchaser or the Company if the Closing
shall not have occurred by November 30, 1995; provided,
however, that Purchaser or the Company may not terminate
this Agreement if the Closing has not occurred as of such
date due to a breach by Purchaser, on the one hand, or the Company, on the other hand, of their respective obligations under this Agreement.  If this Agreement is terminated
pursuant to this Section	12.1, this Agreement shall become
void and shall have no effect, and no party hereto shall have any liability to any other party except for those provisions of this Agreement that by their terms survive such termination; provided, however, that in the event that this Agreement is terminated by Purchaser as a result of the Company's failure to satisfy any of the conditions identified in Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.9 or 8.12, Purchaser
shall be entitled to recover from the Company all of Purchaser's reasonable costs, fees and expenses (including, without limitation, attorney fees and accountant fees) incurred by Purchaser in connection with this Agreement; provided, further, that in the event that this Agreement is terminated by the Company as a result of Purchaser's failure to satisfy any of the conditions identified in Sections 9.1, 9.2, 9.4, 9.6 or 9.7, the Company shall be entitled to recover from Purchaser all of the Company's reasonable costs, fees and expenses (including, without limitation, attorney fees and accountant fees) incurred by the Company in connection with this Agreement.

     12.2 Waiver of Conditions.  Subject to applicable law,
(a) if any of the conditions specified in Article 8 has not been satisfied, Purchaser may waive such conditions and elect to proceed with Closing; and (b) if any of the conditions specified in Article 9 has not been satisfied, the Company may waive such conditions and elect to proceed with Closing.

                        ARTICLE 13
                   Additional Provisions

	13.1 Brokerage. The Company represents and warrants to Purchaser that the Company has not engaged the services of any broker or finder with respect to this Agreement or the transaction contemplated herein, except for Cruttenden Roth Incorporated, the fees and expenses of which are the sole responsibility of the Company. The Company agrees to indemnify Purchaser for and hold it harmless from any claim for brokers' or finders' fees or compensation in connection with the transaction herein provided for by any person, firm or corporation claiming such a right because engaged by the Company. Purchaser represents and warrants to the Company that it has not engaged the services of any broker or finder with respect to this Agreement or the transaction contemplated herein, and Purchaser agrees to indemnify the Company for and hold it harmless from any claim for brokers' or finders' fees or compensation in connection with the transaction herein provided for any person, firm or corporation claiming such a right because engaged by the Purchaser.

	13.2 Publicity. Except as may be required by law, neither party shall release information or publicity to the media regarding this transaction without first providing a copy to the other party. Purchaser shall prepare the public announcements regarding this transaction and shall submit copies to the Company prior to release.

	13.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Purchaser and the Company shall each pay their own expenses in connection with the transactions contemplated by this Agreement, including, without limitation the fees and expenses of their respective advisors, except as set forth in Section 12.1.

	13.4 Litigation Expenses. In the event of any litigation to enforce or interpret any of the provisions of this Agreement, the prevailing party shall recover and the other party shall pay the reasonable expenses of the prevailing party, including, without limitation, investigation costs, accountant fees and attorney fees incurred by the prevailing party in preparation of trial, at the trial and upon any appeals therefrom, as determined by the respective courts, in addition to all other sums to which the prevailing party may be entitled.

	13.5 Entire Agreement. This Agreement and the attached Exhibits, each of which is incorporated herein by reference, set forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between them. No party shall be bound by any condition, definition, warranty or representation, other than expressly set forth or provided for in this Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the party to be bound thereby.
This Agreement may not be changed or modified, except by agreement in writing, signed by both parties hereto.

	13.6 Success and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the respective parties hereto. Nothing contained herein, express or implied, is intended nor shall be construed to confer or give any person, firm or corporation other than the parties hereto, any rights or remedies under or by reason of the Agreement.

	13.7 Notices. All notices or other communications which are required or permitted hereunder shall be sufficient if delivered personally, by facsimile (with confirmation copy simultaneously sent by first class mail, postage prepaid) or by registered or certified mail, postage prepaid, as follows:

	If to Purchaser:	Phoenix Gold International,
                               Inc.
                 		Attn: Timothy G. Johnson
                          9300 North Decatur Street
                          Portland, Oregon 97203
                          Telephone: (503) 288-2088
                          Facsimile: (503) 978-3337
                       	with a copy to:	Kurt W. Ruttum
                          Tonkon, Torp, Galen, Marmaduke
                          & Booth
                   		1600 Pioneer Tower
                          888 S. W. Fifth Avenue
                          Portland, Oregon 97204
                          Telephone: (503) 221-1440
                          Facsimile: (503) 274-8779
	If to the Company:	Carver Corporation
                  		Attn: President and CEO
 		                 P.O. Box 1237
                    Lynnwood, Washington 98046-1237
                    Telephone: (206) 775-1202
                    Facsimile: (206) 670-3426
                    with a copy to:	Thomas S. Hodge
                    Heller, Ehrman, White & McAuliffe
                    6100 Columbia Center
                  	 701 Fifth Avenue
                    Seattle, Washington 98104-7098
                    Telephone: (206) 447-0900
                    Facsimile: (206) 447-0849

Any party may, by written notice to the other, change its address for purposes of this Agreement.

	13.8 Waiver. Waiver by any party of the strict performance of any of the provisions of this Agreement shall not be construed as a waiver of, or prejudice that party's right to subsequently require strict performance of, the same or any other provision of this Agreement.

	13.9 Section Headings. The headings of the sections of this Agreement are for the convenience of the parties only and shall not be construed as affecting the terms of this Agreement or be used in the interpretation of the terms of this Agreement.

	13.10 Counterparts. This Agreement may be executed in counterparts. When each party has signed at least one counterpart, the Agreement shall be fully binding. Each counterpart shall be considered an original, and all of them, taken together, shall constitute a single agreement.

	13.11 Choice of Law; Venue. This Agreement shall be interpreted in accordance with the laws of the state of Oregon without reference to conflicts of laws principles thereunder. The parties agree that jurisdiction for resolving all disputes under this Agreement shall reside exclusively in the state and federal courts located within Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction absent this Section.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Purchaser:	PHOENIX GOLD INTERNATIONAL, INC.

By:___________________________
Title: _______________________

The Company:	CARVER CORPORATION

By:___________________________
Title: _______________________


PART NUMBER        DESCRIPTION

                   PT Series

608-00622-01A      PT-1250 120V
608-00622-13A      PT-1250 Mono
608-00622-01B      PR-1250 120V - B STOCK

                   CA Series

608-00630-01A      CA-900 120V

608-00607-05A      CA-400 Euro
608-00607-26A      CA-400 UL/CSA
608-00607-01B      CA-400 120V - B STOCK

608-00605-18A      CA-120 CLA
608-00605-05A      CA-120 Euro

                   PM Series

608-00627-01A      PM-950 120V
608-00627-05A      PM-950 Euro
608-00627-19A      PM-950 Korea
608-00627-21A      PM-950 100V
608-00627-45A      PM-950 Euro CE

608-00626-01A      PM-700 120V
608-00626-05A      PM-700 Euro
608-00626-19A      PM-700 Korea
608-00626-21A      PM-700 100V
608-00626-45A      PM-700 Euro CE

608-00608-05A      PM-420 Euro
608-00608-18A      PM-420 CLA
608-00608-19A      PM-420 Korea
608-00608-45A      PM-420 Euro CE

608-00606-05A      PM-125 Euro
608-00606-18A      PM-125 CLA
608-00606-45A      PM-125 Euro CE
608-00606-05B      PM-125 Euro - B STOCK

                   OEM Amps

608-00607-15A      Walker Tech 120V

                   Claire Bros CBA-1000
608-00619-05A        Stereo Euro
608-00619-10A        Stereo Inverted
608-00619-11A        Mono Inverted
608-00619-12A        Stereo
608-00619-13A        Mono

                   Pro Source Series

609-00654-01A      PSC-60 Pre-amp/Tuner UL
609-00654-05A      PSC-60 Pre-amp/Tuner Euro
609-00653-01A      PSC-50 Pre-amp/UL
609-00653-05A      PSC-50 Pre-amp Euro
609-00653-01B      PSC-50 Pre-amp UL - B Stock

                   Accessories

608-0611-01A       XO-450 Transformer (PM 700/950)
608-0634-01A       at-2 Attenuator
608-0635-01A       cx-2 Crossover
608-0642-01A       XO-200A Transformer
608-0643-01A       XO-450A Transformer
608-00782-01A      Front Panel Kits
NONE               Xformer Kit for PM line


Acquired Contracts

1.  License for the Manufacture and Distribution of Lone
Wolf Proprietary Circuit Designs with Lone Wolf, Inc. dated as of August 11, 1994

2.  License for MediaLink Communication Protocol effective
August 7, 1992 with Lone Wolf, Inc.

3.  Walker Technical Purchase Agreement (Agreement No.
REV:051395) dated as of May 143, 1995 with Walker Technical
Company

4. The purchase orders given to the Company by its customers identified in Attachment 3.11 of Disclosure
Schedule 1

5. Carver Professional Dealer Agreements entered into with the dealers identified in Attachment 3.1 of Disclosure
Schedule 1

6.  Carver Professional Independent Sales Representative
Agreements entered into with representatives identified in Attachment 3.2 of Disclosure Schedule 1


CARVER PROFESSIONAL PRODUCT COMPLIANCE CHART 11/2/95

PART NO.         PRODUCT			    COMPLIANCE TYPE

                 PT Series

608-00622-01A    PT-1250
608-00622-13A    PT-1250 Mono

608-00140-05A    PT-2400 Euro
608-00140-26A    PT-2400 UL/CSA          UL1419; CSA
608-00140-45A    PT-2400 Euro CE         EN55013*

608-00135-01A    PT-1800 120V
608-00135-05A    PT-1800 Euro

                 CA Series

608-00630-01A    CA-900 120V
608-00630-01B    CA-900 B Stock
608-00630-26A    CA-900 UL/CSA           UL813*; CSA*

608-00607-05A    CA-400 Euro
608-00607-26A    CA-400 UL/CSA           UL813; CSA
608-00607-01B    CA-400 B Stock

                 PM Series

608-00628-19A    PM-1400 Korea
608-00628-21A    PM-1400 100V
608-00628-25A    PM-1400 Euro TUV/CE   EN55013,60065,50082-1
608-00628-26A    PM-1400 UL/CSA          UL1419; CSA

608-00627-01A    PM-950 120V
608-00627-05A    PM-950 Euro
608-00627-19A    PM-950 Korea
608-00627-21A    PM-950 100V
608-00627-45A    PM-950 Euro CE          EN55013

608-00626-01A    PM-700 120V
608-00626-05A    PM-700 Euro
608-00626-19A    PM-700 Korea
608-00626-21A    PM-700 100V
608-00626-45A    PM-700 Euro CE          EN55013

608-00608-05A    PM-420 Euro
608-00608-18A    PM-420 CLA            CLA EXPIRES 1/4/96
608-00608-19A    PM-420 Korea
608-00608-45A    PM-420 Euro CE          EN55013

608-00606-05A    PM-125 Euro
608-00606-18A    PM-125 CLA            CLA EXPIRES 12/29/95
608-00606-45A    PM-125 Euro CE          EN55013
608-00606-05B    PM-125 Euro B Stock

                 OEM Amps

608-00607-15A    Walker Tech 120V

                 Claire Bros CBA-1000
608-00619-05A      Stereo Euro
608-00619-10A      Stereo Inverted
608-00619-11A      Mono Inverted
608-00619-12A      Stereo
608-00619-13       Mono

                 Bose

608-00644-21A    Bose 1800V-100V
608-00644-26A    Bose 1800V-120V         UL1419; CSA
608-00644-25A    Bose 1800V-Euro       EN55013,60065,50082-1

                 Pro Source

609-00654-01A    PSC-60 Pre-amp/Tuner    UL1270
609-00654-05A    PSC-60 Euro
609-00653-01     PSC-50 Pre-amp          UL1270
609-00653-05A    PSC-50 Pre-amp Euro


*This product is approved, but has not been manufactured.

Standard Definitions

UL1419     Underwriters Laboratory Inc.,
           Professional Audio Equipment
UL813      Underwriters Laboratory Inc.,
           Commercial Audio Equipment
UL1270     Underwriters Laboratory Inc.,
           Consumer Audio Equipment
CSA        Canadian Standards Association
CLA        City of Los Angeles
EN55013    Technical Regulation of EMC
           Directive 89/336/EEC
EN60065    Technical Regulation of Low Voltage
           Directive 73/23/EEC
En50082-1  Immunity Standard for Residential,
           Commerical, and Light Industrial


                                                   PURCHASE
PART NUMBER        DESCRIPTION                    PRICE/UNIT

                   PT Series

608-00140-05A      PT-2400 Euro                      399.21
608-00140-26A      PT-2400 UL/CSA                    400.64

608-00135-05A      PT-1800 Euro                      384.27
608-00135-26A      PT-1800 UL/CSA                    385.51

608-00622-01A      PT-1250 120V                      227.09
608-00622-13A      PT-1250 Mono                      221.28
608-00622-01B      PR-1250 120V-B Stock              227.09

                   CA Series

608-00630-01A      CA-900 120V                       211.38

608-00607-05A      CA-400 Euro                       131.89
608-00607-26A      CA-400 UL/CSA                     133.73
608-00607-01B      CA-400 120V-B Stock               133.73

608-00605-18A      CA-120 CLA                        107.77
608-00605-05A      CA-120 Euro                       106.98

                   PM Series

608-00628-19A      PM-1400 Korea                      239.50
608-00628-21A      PM-1400 100V                       239.50
608-00628-25A      PM-1400 Euro TUV                   257.48
608-00628-26A      PM-1400 UL/CSA                     241.43

608-00627-01A      PM-950 120V                        206.05
608-00627-05A      PM-950 Euro                        207.23
608-00627-19A      PM-950 Korea                       216.57
608-00627-21A      PM-950 100V                        210.45
608-00627-45A      PM-950 Euro CE                     207.23

608-00626-01A      PM-700 120V                        201.72
608-00626-05A      PM-700 Euro                        203.23
608-00626-19A      PM-700 Korea                       203.23
608-00626-21A      PM-700 100V                        201.72
608-00626-45A      PM-700 Euro CE                     203.23

608-00608-05A      PM-420 Euro                        134.14
608-00608-18A      PM-420 CLA
124.29
608-00608-19A      PM-420 Korea                       134.14
608-00608-45A      PM-420 Euro CE                     134.14

608-00606-05A      PM-125 Euro
114.08
608-00606-18A      PM-125 CLA                         112.51
608-00606-45A      PM-125 Euro CE                     114.08
608-00606-05B      PM-125 Euro-B Stock                114.08

                   OEM Amps

608-00644-21A      Bose 1800V-100V                    234.74
608-00644-26A      Bose 1800V-120V UL/CSA
235.98
608-00644-25A      Bose 1800V-Euro CE                 250.16

608-00607-15A      Walker Tech 120V                   124.29

                   Claire Bros CBA-1000
608-00619-05A        Stereo Euro                      221.04
608-00619-10A        Stereo Inverted                  209.36
608-00619-11A        Mono Inverted                    225.35
608-00619-12A        Stereo                           223.93
608-00619-13A        Mono                             221.28

                   Pro Source Series

609-00654-01A      PSC-60 Pre-amp/Tuner UL            260.00
609-00654-05A      PSC-60 Pre-amp/Tuner Euro          260.00
609-00653-01A      PSC-50 Pre-amp/UL                  222.32
609-00653-05A      PSC-50 Pre-amp Euro                222.32
609-00653-01B      PSC-50 Pre-amp UL-B Stock          222.32

                   Accessories

608-0611-01A       XO-450 Transformer (PM 700/950)     38.78
608-0634-01A       at-2 Attenuator                      7.67
608-0635-01A       cx-2 Crossover                      10.16
608-0642-01A       XO-200A Transformer                 26.89
608-0643-01A       XO-450A Transformer                 38.78
608-00782-01A      Front Panel Kits (Pkg of 10 ea.)   167.93
NONE               Xformer Kit for PM line             41.36


                        EXHIBIT 2.2
                      AMENDMENT NO. 1
                            TO
                  ASSET PURCHASE AGREEMENT

This Amendment No. 1 (this "Amendment"), dated as of
November 20, 1995, is made and entered into by and between Phoenix Gold International, Inc. ("Purchaser") and
CarverCorporation (the "Company").

                         BACKGROUND

Purchaser and the Company are parties to that certain Asset Purchase Agreement dated as of November 20, 1995 (the "Agreement"). Purchaser and the Company desire to amend the Agreement as set forth herein. All capitalized terms used in this Amendment not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                         AGREEMENT

The parties agree as follows:

1.	Assets.  The Assets shall include the Company's rights
and information licensed under that certain License
Agreement effective June 1, 1980 between the Company and Carver Technology Development, Inc. (the "License
Agreement"). All references in the Agreement to such rights and information not being part of the Assets are hereby deleted. For all purposes of the Agreement, term "Products" shall be deemed to include the Manufactured Products

2.	Purchase Price.  The Purchase Price is hereby increased
by $2,022,848 to a total of $200,000.  All of such increased
Purchase Price shall be paid in full upon execution of this Amendment.

3.	No Other Modifications.  Except as specifically
modified by this Amendment, the Agreement shall remain unchanged and in full force.


CARVER CORPORATION			PHOENIX GOLD INTL, INC.


By______________________	     By__________________________
   Robert A. Fulton	      	  Timothy G. Johnson
   President and CEO		  Executive Vice President

                         EXHIBIT 2.3
                      LICENSE AGREEMENT

          THIS AGREEMENT, dated as of November 20, 1995, is between CARVER CORPORATION, a Washington corporation
("Carver"), and PHOENIX GOLD INTERNATIONAL, INC., an Oregon corporation ("Phoenix Gold").

                           Background

          Carver and Phoenix Gold are parties to that certain Asset Purchase Agreement dated as of November 20, 1995 (the "Purchase Agreement") under which Carver agreed to grant Phoenix Gold licenses with respect to certain intellectual property. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

                            Agreement

          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Grant of License to U.S. Patent No. 5,396,194 and Other Intellectual Property.

          (a) Carver hereby grants to Phoenix Gold the perpetual,irrevocable, non-exclusive, paid-up, worldwide right and license to (i) use the Licensed Technology (defined below) in connection with the development, manufacture, use, sale, rental, lease, donation or other transfer of any product utilizing the Licensed Technology, in whole or in part, and
          (ii) practice the inventions covered by any claim or claims of the patents and patent rights included within the Licensed Technology in connection with the development,manufacture, use, sale, rental, lease, donation or other transfer of any product.

          (b) For purposes of this Agreement, "Licensed Technology" means all patents and patent rights owned by Carver that as of the date of this Agreement are used or useful in connection with the design, manufacture, marketing or sale of any of the Products (including, without limitation, United States Patent Number 5,396,194 (dated March 7,
          1995)); provided, however, that the Licensed
          Technology shall not include United States Patent Number 4,808,946 (dated February 28, 1989), which patent is simultaneously being assigned to Phoenix Gold.

          (c) Phoenix Gold shall have the right to subcontract the manufacture of all or any portion of any products using any of the Licensed Technology to another entity upon suchterms and conditions as shall be acceptable to Phoenix Gold without the necessity of obtaining any consent of Carver, provided that no such entity shall, by virtue of such subcontracting, acquire any proprietary rights in the Licensed Technology.

          (d) All patents issued with respect to the Licensed Technology shall be the sole and exclusive property of Carver, subject to the license granted pursuant to this Section. Carver shall, upon demand, execute and deliver to Phoenix Gold such documents as may be deemed necessary or advisable by counsel for Phoenix Gold for filing in the appropriate patent offices to evidence the granting of the license pursuant to this Section.

          2.   Carver Professional Name.

          (a) Carver hereby grants to Phoenix Gold the exclusive, irrevocable, personal, non-transferable, paid-up license to use the name "Carver Professional" (the "Licensed Mark") for five years following the date of this Agreement; provided, however, that such license shall be revocable (a) upon the failure of Phoenix Gold to pay to Carver the Deferred Purchase Price when due, subject to Phoenix Gold's offset rights under the Purchase Agreement or the Manufacturing Agreement, (b) upon a final judicial determination that Phoenix Gold has used the Licensed Mark in a manner that materially disparages the tradename "Carver" or (c) upon a final judicial determination that the products manufactured and sold by Phoenix Gold to which the Licensed Mark is affixed are not of substantially similar quality of design, materials and workmanship as the Products as manufactured and sold by Carver at the Closing Date.

          (b) Phoenix Gold shall indemnify and hold harmless Carver and its officers, employees and agents from any and all claims, demands, causes of action, and Damages (including, without limitation, product liability) made or incurred by purchasers of products (i) that were manufactured by Phoenix Gold after Closing, (ii) that were subsequently sold by Phoenix Gold and (iii) to which Phoenix Gold affixed the Licensed Mark. The claims procedures in
          Section 10.3 of the Purchase Agreement shall apply to claims for indemnification made under this
          Section 2. Phoenix Gold's obligations under this subsection (b) shall terminate upon the termination or revocation of the license granted under this
          Section 2. No claim for indemnity shall be made against Phoenix Gold under this Section 2 unless and until the aggregate of all Damages for which such indemnity is sought exceed $25,000 and then such indemnity shall apply to the first dollar of Damages.

          (c) In addition to any other rights Phoenix Gold may have against Carver at law or in equity, if (i) Carver fails to deliver Products or raw materials to Phoenix Gold in accordance with the terms of that certain Manufacturing Agreement entered into as of the date hereof, (ii) such failure is not excused under Section 10.8 of such Manufacturing Agreement, and (iii)such nonexcused failure continues for 30 days, then (x)the grant of the Licensed Mark made in Section 2(a)hereof shall automatically become perpetual, irrevocable and transferable (and will remain fully paid up) and
           (z) Section 2(b) hereof shall automatically terminate and be of no force or effect.

          3. Assignment and License of Miscellaneous Rights. Carver hereby assigns to Phoenix Gold all of Carver's rights in all other assumed business names, trademarks and trademark rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing that are used as of the date of this Agreement in connection with the design, manufacture, marketing or sale of any of the Products (collectively, the "Miscellaneous Rights"). Carver hereby grants to Phoenix Gold a perpetual, irrevocable, non-exclusive, paid-up, worldwide right and license to use the Miscellaneous Rights in connection with the development, manufacture, use, sale, rental, lease, donation or other transfer of any of the Manufactured Products. Notwithstanding the foregoing, no assignment or license made in this Section 3 shall apply with respect to any of Carver's rights under that certain License Agreement dated as of June 1, 1980 between Carver and Carver Technology Development, Inc.

          4. Royalties. Phoenix Gold shall be liable for no royalties with respect to the licenses granted in this Agreement.

          5. Successors. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Phoenix Gold cannot assign the license granted in Section 2 without Carver's prior written consent, which consent shall not be unreasonably withheld.

           6. Litigation Expenses. In the event of any liti-gation to enforce or interpret any of the provisions of this Agreement, the prevailing party shall recover and the other party shall pay the reasonable expenses of the prevailing party, including, without limitation, investigation costs, accountant fees and attorney fees incurred by the prevailing party in preparation of trial, at trial and upon any appeals therefrom, as determined by the respective courts, in addition to all other sums to which the prevailing party may be entitled.

          7. Section Headings. The headings of the sections of this Agreement are for the convenience of the parties only and shall not be construed as affecting the terms of this Agreement or be used in the interpretation of the terms of this Agreement.

          8. Choice of Law; Venue. This Agreement shall be interpreted in accordance with the laws of the state of Oregon without reference to conflicts of laws principles thereunder. The parties agree that jurisdiction for resolving all disputes under this Agreement shall reside exclusively in the state and federal courts located within Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction absent this Section.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PHOENIX GOLD INTERNATIONAL, INC.


By:___________________________
Title: _______________________

CARVER CORPORATION


By:___________________________
Title: _______________________